Exhibit T3A.12

CRIDLANDS PTY. LTD. ATTN: MAURITA BAKER GPO BOX 1302 DARWIN NT 0801 FORM 245 remove this top section if desired before framing Certificate of Registration on Change of Name Corporations Law Sub-section 171 (12) This is to certify that DIAMOND M GENERAL COMPANY Australian Company Number 050 122 051 did on the first day of July 1993 change its name to DIAMOND OFFSHORE GENERAL COMPANY Australian Company Number 050 122 051 The company is a company. The company has no equivalent Australian liability. The company is taken to be registered as a company under the Corporations Law of the Northern Territory. Given under the seal of the Australian Securities Commission on this first day of July, 1993. /s/ Alan Cameron Alan Cameron Chairman

State of Delaware Office of the Secretary of State I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “DIAMOND M GENERAL COMPANY” FILED IN THIS OFFICE ON THE THIRTIETH DAY OF APRIL, A.D. 1993, AT 10 O’CLOCK A.M. A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO KENT COUNTY RECORDER OF DEEDS ON THE THIRTIETH DAY OF APRIL, A.D, 1993 FOR RECORDING. * * * * * * * * * * /s/ William T. Quillen William T. Quillen, Secretary of State AUTHENTICATION: DATE: 04/30/1993 931205145 PAGE 1

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF DIAMOND M GENERAL COMPANY Diamond M General Company (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify: FIRST: That the Board of Directors of the Corporation adopted resolutions proposing and declaring advisable the following amendments to the Certificate of Incorporation of the Corporation: RESOLVED, that Article FIRST of the Certificate of Incorporation of the Corporation be amended by changing the name of the corporation from “DIAMOND M GENERAL COMPANY” to “DIAMOND OFFSHORE GENERAL COMPANY.” RESOLVED, that Article SEVENTH of the Certificate of Incorporation of the Corporation be amended by deleting existing Article SEVENTH and replacing it with the following: “SEVENTH; (A.) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 10:00 AM 04/30/1993 931205145 – 2200064 (B.) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or an officer of the Corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent and in the manner set forth in and permitted by the General Corporation Law, and any other applicable law, as from time to time in effect Such right of indemnification shall not be deemed exclusive of any other rights to which such director or officer may be entitled apart from the foregoing provisions. The foregoing provisions of this Section B shall be deemed to be a contract between the Corporation and each director and officer who serves in such capacity at any time while this Article

FROM CORPORATION TRUST COMPANY (FRI) 04. 30’ 93 12:14/ST. 12:13/NO. 3560228850 P 3 SEVENTH and the relevant provisions of the General Corporation Law and other applicable law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing, with respect to any state of facts then or theretofore brought or threatened based in whole or in part upon any such state of facts. (C.) The Corporation may indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation, as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the extent and in the manner set forth in and permitted by the General Corporation Law, and any other applicable law, as from time to time in effect. Such right of indemnification shall not be deemed exclusive of any other rights to which any such person may be entitled apart from the foregoing provisions.” SECOND; That in lieu of a meeting and a vote of the stockholders, pursuant to Section 228(a) of the Delaware General Corporation. Law, written consents in favor of the foregoing amendments were given by the holders of a majority of the shares of the outstanding capital stock entitled to consent thereto of the Corporation as required by statute, and written, notice has been given as provided in Section 228 of the Delaware General Corporation Law to those holders of stock who did not consent to such amendments. THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware. IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Robert E. Rose, its President, and Richard L. Lionberger, its Secretary, this 28th day of April, 1993. /s/ Robert E. Rose Robert E. Rose, President ATTEST: /s/ Richard L. Lionberger Richard L. Lionberger, Secretary

17273 I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF LTR TEXAS CORP. FILED IN THIS OFFICE ON THE THIRD DAY OF AUGUST, A.D. 1989, AT 9 O’CLOCK A.M. RECEIVED FOR RECORD Aug 7 A.D. 1989 Michael T RECORDER $3.00 STATE DOCUMENT FEE PAID /s/ Michael Harkins Michael Harkins, Secretary of State AUTHENTICATION: 2290247 759215051 DATE: 08/04/1989

BOOK S122 PAGE 289 CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF LTR TEXAS CORP. Adopted in accordance with the provisions of Sections 228 and 242 of the General Corporatio Law of the State of Delaware We, Robert E. Rose, President, and Debra D. Frisch, Secretary, of LTR TEXAS CORP., a Corporation existing under the laws of the State of Delaware, do hereby certify as follows: FIRST: That the Certificate of Incorporation of said Corporation is hereby amended as follows: By striking out the whole of Article FIRST thereof as it now exists and inserting in lieu and instead thereof a new Article FIRST, reading as follows: “FIRST: The name of the Corporation (hereinafter called the “Corporation”) is DIAMOND M GENERAL COMPANY SECOND: That such amendment has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware. IN WITNESS WHEREOF, we have signed this certificate this 1ST day of August, 1989. /s/ Robert E. Rose Robert E. Rose President ATTEST: /s/ Debra D. Frisch Debra D. Frisc Secretary

PRENTICE-HALL JOB# 024-89-50563 RECORDED COPY STATE OF DELAWARE KENT COUNTY } INDEXED RECORDED In the Office for the Recording of Deeds, Etc. N Dover, In And for the said County of Kent In Corp. Record 5 Vol 122 Page 288 Etc.the 7th day of august A. D. 19 89 WITNESS my Hand and the Seal of said office.

I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF LTR TEXAS CORP. FILED IN THIS OFFICE ON THE THIRD DAY OF AUGUST, A.D. 1989, AT 9 O’CLOCK A.M. /s/ Michael Harkins Michael Harkins, Secretary of State AUTHENTICATION: 2290248 DATE: 08/04/1989 PAGE 1

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF LTR TEXAS CORP. Adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware We, Robert E. Rose, President, and Debra D. Frisch, I Secretary, of LTR TEXAS CORP., a Corporation existing under the laws of the State of Delaware, do hereby certify as follows: FIRST: That the Certificate of Incorporation of said Corporation is hereby amended as follows: By striking out the whole of Article FIRST thereof as it now exists and inserting in lieu and instead thereof a new Article FIRST, reading as follows: “FIRST: The name of the Corporation (hereinafter called the “Corporation”) is DIAMOND M GENERAL COMPANY SECOND: That such amendment has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware. IN WITNESS WHEREOF, we have signed this certificate this 1st day of August, 1989. /s/ Robert E. Rose Robert E. Rose President ATTEST: /s/ Debra D. Frisch Debra D. Frisch Secretary